First Citizens BancShares, Inc. First Quarter 2024 Earnings Conference Call April 25, 2024

2 Agenda Pages Section I – First Quarter Overview & Strategic Priorities 5 – 12 Section II – First Quarter 2024 Financial Results 13 – 33 Financial Highlights 14 – 15 Earnings Highlights 16 Net interest income, margin and betas 17 – 19 Noninterest income and expense 20 – 21 Balance Sheet Highlights 22 Loans and Leases 23 – 24 Deposits and Funding Mix 25 – 27 Credit Quality Trends and Allowance 28 – 32 Capital 33 Section III – Financial Outlook 34 – 35 Section IV – Appendix 36 – 49 Section V – Non-GAAP Reconciliations 50 – 56

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine and the Middle East) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate hikes and any changes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the recently proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the FDIC-assisted transaction with Silicon Valley Bridge Bank, N.A. (“SVBB acquisition”) and the previously completed transaction with CIT Group Inc., or any future transactions. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10- K for the fiscal year ended December 31, 2023 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted”, are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of Non- GAAP financial measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. BancShares modified its reportable segments during the first quarter of 2024. The Private Banking and Wealth Management components of the SVB segment were integrated into the General Bank segment. The SVB segment was renamed the SVB Commercial segment since it is comprised of the commercial business lines from the SVB acquisition, including Global Fund Banking and Technology and Healthcare Banking. The Direct Bank was previously allocated to the General Bank segment, but is now included in Corporate. Segment disclosures for 2023 periods included in this investor presentation were recast to reflect the segment reporting changes summarized above. Additionally, BancShares modified its loan disclosures by class in the first quarter of 2024. Loans were previously aggregated into Commercial, Consumer, and SVB portfolios, each of which consisted of several loan classes. Loans classes including the private bank, CRE, and other loan classes previously mapped to the SVB portfolio were mapped to the applicable loan classes within the Commercial and Consumer portfolios. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Important Notices Under review by external legal counsel

4 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. ACH – Automated clearing house AFS – Available for Sale AI – Artificial intelligence ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income AUM – Assets Under Management Bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CECL – Current Expected Credit Losses CET1 – Common Equity Tier 1 CRE – Commercial Real Estate EOP – End of Period EPS – Earnings Per Share ETF – Exchange-Traded Fund FDIC – Federal Deposit Insurance Corporation FFR – Federal Funds Rate FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FRB – Federal Reserve Bank FX – Foreign Exchange FY – Full Year GAAP – Accounting Principles Generally Accepted in the U.S. GFB – Global Fund Banking HQLS – High Quality Liquid Securities HTM – Held to Maturity IBD – Interest bearing deposits ID – Investor Dependent IPO – Initial Public Offering LFI – Large Financial Institution LP – Limited Partner MSA – Metropolitan Statistical Area NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful NPL – Nonperforming Loans PCD – Purchased Credit Deteriorated PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Assets ROE – Return on Equity ROTCE – Return on Tangible Common Equity SLA – Shared Loss Agreement with the FDIC VC – Venture Capital YTD – Year-to-date 1Q24 Additions ACH – Automated clearing house AI – Artificial intelligence AUM – Assets Under Management ETF – Exchange-Traded Fund FY – Full Year IPO – Initial Public Offering LFI – Large Financial Institution LP – Limited Partner MSA – Metropolitan Statistical Area VC – Venture Capital 1Q24 Removals LTD – Long Term Debt RWA – Risk Weighted Assets Archive ACL – Allowance for Credit Losses CAB - Community Association Banking NIB - Noninterest-bearing RBC - Risk-Based Capital TA - Tangible Assets TCE - Tangible Common Equity AUM – Assets Under Management AWA – Affluent Wealth Advisors LIBOR – London Inter-Bank Offered Rate LOC – Line of Credit MSA – Metropolitan Statistical Area PE – Private Equity RIA – Registered Investment Advisor SOFR – Secured Overnight Financing Rate VC – Venture Capital

First Quarter Overview & Strategic Priorities Section I

6 First Quarter 2024 Snapshot First Citizens is a top 20 U.S. financial institution that provides a diverse set of offerings to retail, commercial and innovation economy clients. Key Accomplishments: ■ Solid financial results driven by strong net revenue, controlled expenses (resulting in an adjusted efficiency ratio (1) of 50%), and lower net charge-offs. ■ Successfully completed and submitted our 2024 capital plan. ■ Celebrated the one year anniversary of our acquisition of SVB having made great progress rebuilding customer trust and on integration efforts. ■ Continued to drive quality loan growth in the General and Commercial Bank. ■ Continued stabilization in the SVB franchise with net loan growth for the first time since acquisition. Deposit balances remain resilient despite client cash burn, muted fundraising activity and clients moving funds to off balance sheet products. ■ Capital and liquidity positions remained strong. Financial Highlights: Adjusted EPS (1) $52.92 Adjusted ROE / ROA (1) 15.01% / 1.46% NIM 3.67% Adjusted Efficiency Ratio (1) 50.29% Loan / Deposit Growth (2) 6.20% / 10.40% CET1 Ratio (3) 13.44% (1) Non-GAAP metric. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Loan and deposit growth percentages are annualized using end of period balances. (3) The CET1 ratio represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings.

7 SVB Today 1,000+ New SVB clients were acquired since the acquisition 80% of CNBC’s Disruptor 50 List are SVB clients Our Clients SVB banks the companies shaping the future. 80% of VC firms represented on Forbes’ Midas List are served by SVB ~20 Years of average experience of the SVB Leadership team ~80% of bankers and relationship advisors have not changed Our Team SVB comprises a knowledgeable team of bankers, working to increase the probability of our clients’ success. ~1,500 Bankers and relationship advisors serving the innovation economy Against a backdrop of slowing deployments and diminishing LP interest, VC fundraising last year hit its lowest level since 2017: • Fund managers closed $53 B in 2023, a 62% drop from the record high in 2022, and we anticipate FY’24 will end at a similar level. • In 2022, the typical fund manager closed a new fund 1.7 years after its last fund closed. Last year the pace slowed to 2.5 years. Most VCs recently surveyed believe the fundraising environment in 2023 will be about the same as 2024. • The temporary drawback in fundraising among established firms that we witnessed in 2023 is continuing into 2024 given many of these firms have plenty of dry powder to invest. Exit-ready companies are poised once the IPO window opens: • There are 725 tech unicorns in the US and a record backlog of companies ready to exit given market conditions in 2023. • As late-stage VC investment remains suppressed, and investors push for liquidity, these companies will be looking to exit if the IPO window opens in 2024. The promise of generative AI is propelling big tech stocks to new heights, but smaller tech companies are making progress: • The Renaissance IPO ETF, a proxy for recent tech IPOs, is up approximately 70% as of March 31, 2024 from its low point in December 2022, and public revenue multiples are up across most tech sectors. State of the Innovation Market (1) One Year After the Acquisition, SVB Remains Critical to the Innovation Economy Please do not review - awaiting final data and language from SVB marketing/communications team. To be provided in subsequent draft (1) Market commentary sourced from SVB’s innovation economy outlook report titled “State of the Markets H1 2024”.

8 SVB Balances Continue to Show Stabilization 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24 Loans & leases $66 B $59 B $57 B $55 B $55 B Deposits $49 B $41 B $40 B $38 B $38 B Off balance sheet client funds $84 B $70 B $60 B $58 B $59 B Private bank AUM $14 B $11 B $9 B $8 B $8 B CLIENT FUNDS LOANS & LEASES SVB BRAND Continued stabilization of total client funds, with modest shift in the product mix towards off balance sheet products. As demonstrated by our ‘Yes, SVB’ campaign, we are committed to rebuilding trust with our clients and providing the level of service, specialization and expertise that only SVB can. Loans and leases stabilized in the first quarter. Strong GFB pipeline supported by the go-to-market strategy. Please do not review the bottom - awaiting final data for OBS and language from SVB marketing/communications. Note that we have requested additional quantitative information for this slide. To be provided in subsequent draft.

9 • Completed first full year of monitoring and examination under the LFI regulatory framework. • Established new governance bodies to enhance oversight of regulatory readiness. • Completed and submitted 2024 Capital Plan. • Expect continued investment to support regulatory readiness. Regulatory Readiness Key Activities 1 2 3Maintain & grow market position as an important partner in the innovation economy Continue to build trust with client base & defend against competition Retain key talent and optimize the workforce to drive revenue growth Integration Priorities • Conducted robust client outreach program to stabilize deposits. • Established leadership team at SVB and set initial strategic priorities. • Stabilized key talent and began workforce optimization. Stabilization Strategic Assessment • Completed initial round of business unit strategic assessments. • Established key integration initiatives. • Completed initial strategic planning cycle as a combined company. • Completed the refresh of the Strategic Integration Assessments and updated the SVB Integration roadmap. Expect the majority of the critical integration milestones to be completed in 2024. • Continue to make progress on acquisition synergies. • Completed legacy SVB Private, Trust and Broker Dealer conversions. Integration IN PROGRESS Maintain sound risk management practices COMPLETE Continued Progress on SVB Integration Initiatives

10 Premier Wealth Products & Services • The wealth business has delivered consistent growth over the past 5+ years, and we are excited for the expansion in geographic footprint and offerings to elevate proficiencies and opportunities in both legacy organizations. • The combined First Citizens Wealth organization reflects our broader purpose and capabilities. We are a full-service financial firm that can help any client, business or institution – regardless of size or complexity. • We are focused on client success through thoughtful financial planning across the new expanded footprint. Established Leadership Team Key Accomplishments Completed First Client Conversion Updated Branding • During 3Q23, a new leadership team comprised of First Citizens and legacy SVB Private associates was created to provide clients and associates with the tools and support needed to succeed. • Promotes organizational alignment and improves coordination. • Brokerage, trust, and private bank platforms have been converted. • Continue to achieve ongoing progress for a singular client experience. • On track to complete full operational integration by early 2025. • In April 2024, First Citizens Wealth Management and SVB Private became First Citizens Wealth. First Citizens Wealth Alignment and Rebrand New leadership structure and combined branding has been developed to integrate SVB Private into our Wealth organization to improve coordination and enhance our commitment to creating a premier private banking & wealth business.

11 • Forbes annually compiles its ranking of the nation’s best banks based on its analysis of 10 key metrics measuring growth, credit quality and profitability over the previous 12 months. • First Citizens was named in the Top 20 on Forbes magazine’s 2024 list of America’s Best Banks. • We believe recognition is another affirmation of the strength, stability, long-term thinking and customer focus which have sustained growth at First Citizens for more than 125 years. • First Citizens maintained Greenwich Excellence and Best Brand award status for 2023, reaffirming the company as a leader in middle market and small business banking. • Out of more than 500 banks, First Citizens ranked among the top five nationally in overall recognition – earning six awards in the Middle Market Banking category and receiving 11 national awards and three regional awards in the Small Business Banking category. • SVB Go, a new online banking platform, has been recognized as a leading cash management solution by Celent, a global research and advisory firm for the financial services industry. • SVB Go was custom built as a simple and secure way to manage cash flow, issue cross-border and international payments, build custom reports in real-time and mitigate risk proactively, via an intuitive digital banking platform. • First Citizens has been named one of the top 50 financial institution originators and/or receivers of ACH payments in the nation by the Nacha Payment Systems Organization (originally the National Automated Clearinghouse Association). • First Citizens was No. 22 in the top 50 list of originators with more than 76 million debit transactions and more than 46 million credit transactions. Awards and Recognitions We are propelled by our long-term approach and our deep-rooted dedication to providing superior financial services to our customers.

12 Strategic Priorities First Citizens Strategic Priorities Risk Management • Maximize growth opportunities in our core lines of business and optimize funding by growing core deposits. • Deliver specialized business solutions across all business lines and channels. • Remain a key partner to the innovation economy. • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. • Continue to build a leading culture based on behaviors that demonstrate our shared values, regardless of the legacy organization. • Execute on SVB integration to optimize revenue and deliver integration synergies, while retaining and growing client base. • Remain focused on balance sheet management to optimize our long- term liquidity position through core deposit growth. • Support regulatory readiness and successfully implement enhanced regulatory requirements. • Continue to enhance program to support compliance and position the bank for future growth. Client-Focused Business Model Talent & Culture Operational Efficiency Regulatory Readiness

First Quarter 2024 Financial Results Section II

14 1Q24 Financial Results - Takeaways Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) PPNR exceeded expectations on strong net revenue and controlled expenses. 1 While NII and NIM declined during the quarter, as anticipated, both were in line with our forecast. 2 While the pace of IPOs remains muted, recent issuances are encouraging despite fundraising pressures which continue to be a headwind for loan and deposit growth in the SVB Commercial segment. 6 Remained well-positioned to meet our capital priorities, and the proposed future capital requirements. 7 Deposits grew $3.8 billion from the linked quarter due to growth in the General Bank segment and in the Direct Bank. 5 NCOs declined 22 basis points and were favorable to our forecast.3 Loan growth was strong in the General and Commercial Bank segments and we achieved loan growth for the first time since acquisition in the SVB Commercial segment. 4 Continued to refine and mature our regulatory capabilities to meet heightened expectations for First Citizens’ new size and complexity. 8

15 1Q24 4Q23 1Q23 EPS $ 49.26 $ 52.92 $ 34.33 $ 46.58 $ 653.64 $ 20.09 ROE 13.97% 15.01% 9.97% 13.53% 367.47% 11.30 % ROTCE 14.42 15.50 10.32 14.00 386.69 11.89 ROA 1.36 1.46 0.95 1.28 33.23 1.07 PPNR ROA 1.99 2.12 1.78 2.27 35.80 1.69 NIM 3.67 3.67 3.86 3.86 3.41 3.41 Net charge-off ratio 0.31 0.31 0.53 0.53 0.27 0.27 Efficiency ratio 56.30 50.29 60.80 48.00 7.70 58.39 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted ratios exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

16

Quarterly Earnings Highlights

($ in millions)

Reported	1Q24	4Q23	1Q23	1Q24 vs. 4Q23 $	1Q24 vs. 4Q23 %	1Q24 vs. 1Q23 $	1Q24 vs. 1Q23 %
				Increase (decrease)			
Net interest income	$ 1,817	$ 1,911	$ 850	$ (94)	(4.9)%	$ 967	113.8 %
Noninterest income	627	543	10,259	84	15.5	(9,632)	(93.9)
Net revenue	**2,444**	**2,454**	**11,109**	(10)	(0.4)	(8,665)	(78.0)
Noninterest expense	1,376	1,492	855	(116)	(7.8)	521	61.0
Pre-provision net revenue	**1,068**	**962**	**10,254**	106	11.0	(9,186)	(89.6)
Provision for credit losses	64	249	783	(185)	(74.5)	(719)	(91.9)
Income before income taxes	**1,004**	**713**	**9,471**	291	40.7	(8,467)	(89.4)
Income taxes	273	199	(47)	74	37.0	320	(686.2)
Net income	**731**	**514**	**9,518**	217	42.2	(8,787)	(92.3)
Preferred stock dividends	15	15	14	—	(0.1)	1	4.9
Net income available to common stockholders	**$ 716**	**$ 499**	**$ 9,504**	$ 217	43.5 %	$ (8,788)	(92.5)%

Adjustment for notable items	1Q24	4Q23	1Q23
Noninterest income	$ (149)	$ (88)	$ (9,950)
Noninterest expense	(222)	(357)	(178)
Provision for credit losses	—	—	(720)
Income taxes	20	90	160

Adjusted (Non-GAAP)	1Q24	4Q23	1Q23	1Q24 vs. 4Q23 $	1Q24 vs. 4Q23 %	1Q24 vs. 1Q23 $	1Q24 vs. 1Q23 %
				Increase (decrease)			
Net interest income	$ 1,817	$ 1,911	$ 850	$ (94)	(4.9)%	$ 967	113.8 %
Noninterest income	478	455	309	23	5.2	169	54.0
Net revenue	**2,295**	**2,366**	**1,159**	(71)	(3.0)	1,136	98.0
Noninterest expense	1,154	1,135	677	19	1.6	477	70.4
Pre-provision net revenue	**1,141**	**1,231**	**482**	(90)	(7.3)	659	136.1
Provision for credit losses	64	249	63	(185)	(74.4)	1	0.5
Income before income taxes	**1,077**	**982**	**419**	95	9.7	658	156.5
Income taxes	293	289	113	4	1.2	180	159.5
Net income	**784**	**693**	**306**	91	13.3	478	155.4
Preferred stock dividends	15	15	14	—	(0.1)	1	4.9
Net income available to common stockholders	**$ 769**	**$ 678**	**$ 292**	$ 91	13.6 %	$ 477	162.9 %

First Citizens BancShares

Note – PPNR is a Non-GAAP measure. Adjusted amounts exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

17 $850 $1,961 $1,990 $1,911 $1,817 3.41% 4.11% 4.07% 3.86% 3.67% NII NIM 1Q23 2Q23 3Q23 4Q23 1Q24 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 1Q24 vs 4Q23 Net interest income decreased by $94 million due to a $61 million increase in interest expense, and a $33 million decrease in interest income. The significant components of the changes follow: • $63 million increase in interest expense on deposits due to a higher rate paid and a higher average balance, • $37 million decrease in interest income on loans due primarily to a $35 million decrease in accretion on loans, and a • $37 million decrease in interest income on overnight investments due to a lower average balance; partially offset by a • $40 million increase in interest income on investment securities due to a higher average balance and yield as we continued to shift balances from cash into short- duration investment securities. NIM contracted by 19 basis points from 3.86% to 3.67%. See the following page for a rollforward of NIM between 4Q23 and 1Q24. YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $(94) million & (-19 bps) 1Q24 vs 1Q23 Net interest income increased by $967 million due to a $1.9 billion increase in interest income, partially offset by a $906 million increase in interest expense. The significant components of the changes follow: • $1.3 billion increase in interest income on loans due to a higher average balance and increased loan accretion of $146 million, both as a result of the SVB acquisition, an increase in loan yield, and loan growth in the General Bank and Commercial Bank, and a • $361 million increase in interest income on overnight investments due to a higher average balance resulting from the SVB acquisition and a higher yield; partially offset by a • $640 million increase in interest expense on deposits due to a higher average balance resulting from the SVB acquisition, deposit growth, and a higher rate paid, and a • $266 million increase in interest expense on borrowings primarily due to the Purchase Money Note related to the SVB acquisition. NIM expanded 26 basis points from 3.41% to 3.67%. See the following page for a rollforward of NIM between 1Q23 and 1Q24. Net interest income and margin ($ in millions)

18 3.41% 0.78% 0.22% 0.18% 0.13% 0.05% (0.92)% (0.18)% 3.67% 1Q23 Loan yield Investment yield Purchase accounting Yield on FFS Debt rate Deposit rate Funding mix 1Q24 1Q23 to 1Q24 (+26 bps) NIM Rollforward 3.86% 0.03% 0.02% (0.09)% (0.07)% (0.05)% (0.03)% 3.67% 4Q23 Loan yield Investment yield Deposit rate Purchase accounting Earning asset mix Deposit volume 1Q24 4Q23 to 1Q24 (-19 bps) (1) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. NIM rollforward has not been finalized. Will be provided in the next draft Craig - We added in earning asset mix on the current quarter roll as the straight math was showing a decline in loans due to volume despite stable average balances. The reason is really because loans as a percentage of interest earning assets declined so we discussed with Tom and decided the best approach was to net with the changes in investment and FFS volume and call earning asset mix.

19 Historical and Forecasted Cumulative Deposit Beta Highlights • We are forecasting our total cumulative deposit beta to increase marginally in the second quarter as a result of higher for longer interest rates. • The composition of our deposit portfolio will provide a cost advantage when rates begin to decline. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 10 to 30% beta on branch network money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0 to 10% beta on total noninterest bearing deposits and branch network checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 14% 19% 31% 46% 53% 58% 61% 61% 18% 27% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Up Cycle Down Cycle Terminal beta 2.12% 2.35% 2.53% Rate paid on deposits 1.68% 58% 54% 43% 43% 41% 42% 46% 57% 57% 59% Mid/higher beta categories Lower beta categories 1Q23 2Q23 3Q23 4Q23 1Q24 Total Deposits Actual cumulative beta Forecast cumulative beta Forecast cumulative beta IBDActual cumulative beta IBD

20 $658 $615 $543 $627 $309 $462 $468 $455 $478 $141 $135 $171 $149 $55 $12 1Q23 2Q23 3Q23 4Q23 1Q24 $10,259 $295 $149 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 1Q24 vs 4Q23 Noninterest income increased by $84 million. Adjusted noninterest income (1) increased by $23 million. Significant components included: • $17 million increase in net rental income on operating lease equipment due to lower maintenance expenses and higher rental income, and a • $11 million increase in other noninterest income driven primarily by changes in the fair value of customer derivative positions; partially offset by a • $5 million decrease in factoring commissions due to lower volume following seasonal holiday retail activity, and a • $5 million decrease in fee income and other service charges resulting from lower capital markets fees. Notable items totaled $149 million compared to $88 million in the linked quarter. Refer to Section V of this presentation for notable item details. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 1Q24 vs 1Q23 Noninterest income decreased by $9.6 billion. Adjusted noninterest income (1) increased by $169 million. Significant components included: • $48 million increase in client investment fees earned for managing off-balance sheet client funds primarily in the SVB Commercial segment, • $28 million increase in fee income and other service charges primarily due to the SVB Commercial segment, • $26 million increase in net rental income on operating lease equipment due to higher rail utilization and renewal rates, • $24 million increase in international fees which are FX fees primarily in the SVB Commercial segment, and a • $20 million increase in service charges on deposits primarily due to the SVB Commercial segment. Notable items totaled $149 million compared to $10.0 billion in the prior year quarter. Refer to Section V of this presentation for notable item details. $126 Adjusted (Non-GAAP) (1) Notable items (2) Gain on acquisition $9,824 $9,950 - total notable items $149 - total notable items $478 - total adjusted (Non-GAAP) (1) $9,950 - total notable items $196 - total notable items $147 - total notable items $88 - total notable items (1) Adjusted amounts exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Excludes gain on acquisition as it is broken out separately. $(83)

21 Notable items $855 $1,572 $1,416 $1,492 $1,376 $677 $1,202 $1,132 $1,135 $1,154 $178 $370 $284 $357 $222 1Q23 2Q23 3Q23 4Q23 1Q24 1Q24 vs 1Q23 Noninterest expense increased by $521 million. Adjusted noninterest expense (1) increased by $477 million primarily due to the impacts of the SVB acquisition. Significant components included: • $324 million increase in salaries and benefits, • $56 million increase in equipment expense, • $31 million increase in other noninterest expense spread among various accounts, and a • $30 million increase in third-party processing fees. Notable items totaled $222 million compared to $178 million in the prior year quarter. Refer to Section V of this presentation for notable items details. Adjusted efficiency ratio (1) improved from 58.39% to 50.29%. 1Q24 vs 4Q23 Noninterest expense decreased by $116 million. Adjusted noninterest expense (1) increased by $19 million. Significant components included: • $30 million increase in salaries and benefits primarily due to seasonal adjustments associated with the employee 401(k) plan, higher payroll taxes and annual merit adjustments and a • $14 million increase in FDIC insurance expense due to a higher assessment rate; partially offset by • $10 million decrease in marketing expense primarily due to lower Direct Bank marketing, • $6 million decrease in third party processing fees, and a • $5 million decrease in other noninterest expense spread amongst various accounts. Notable items totaled $222 million compared to $357 million in the linked quarter. Refer to Section V of this presentation for notable item details. Adjusted efficiency ratio (1) increased from 48.00% to 50.29%. YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) Highlights (1) Adjusted noninterest expense and adjusted efficiency ratio are Non-GAAP and exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

22

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	1Q24	4Q23	1Q23	Increase (decrease) 1Q24 vs 4Q23 (1) $	1Q24 vs 4Q23 (1) %	1Q24 vs 1Q23 (1) $	1Q24 vs 1Q23 (1) %
Interest-earning deposits at banks	$ 30,792	$ 33,609	$ 38,522	$ (2,817)	(33.7)%	$ (7,730)	(20.1)%
Investment securities	35,044	29,999	19,527	5,045	67.7	15,517	79.5
Loans and leases	135,370	133,302	138,288	2,068	6.2	(2,918)	(2.1)
Operating lease equipment, net (2)	8,811	8,746	8,331	65	3.0	480	5.8
Deposits	149,609	145,854	140,050	3,755	10.4	9,559	6.8
Noninterest-bearing deposits	39,276	39,799	54,649	(523)	(5.3)	(15,373)	(28.1)
Borrowings	37,540	37,654	46,094	(114)	(1.2)	(8,554)	(18.6)
Tangible common stockholders' equity (non-GAAP) (3)	20,326	19,716	17,625	610	12.5	2,701	15.3
Common stockholders' equity	20,967	20,374	18,335	593	11.7	2,632	14.4
Total stockholders' equity	21,848	21,255	19,216	593	11.2	2,632	13.7

KEY METRICS	1Q24	4Q23	1Q23	Increase (decrease) 1Q24 vs 4Q23	1Q24 vs 1Q23
CET1 capital ratio	13.44 %	13.36 %	12.53 %	0.08 %	0.91 %
Book value per common share	$ 1,443.03	$ 1,403.12	$ 1,262.76	$ 39.91	$ 180.27
Tangible book value per common share (non-GAAP) (3)	1,398.88	1,357.77	1,213.82	41.11	185.06
Tangible capital to tangible assets (non-GAAP) (3)	9.36 %	9.25 %	8.24 %	0.11 %	1.12 %
Loan to deposit ratio	90.48	91.39	98.74	(0.91)	(8.26)
ALLL to total loans and leases	1.28	1.31	1.16	(0.03)	0.12
Noninterest-bearing deposits to total deposits	26.25	27.29	39.02	(1.04)	(12.77)
Total liquid assets (available cash + HQLS)	$ 59,331	$ 57,284	$ 51,415	$ 2,047	$ 7,916
Total liquidity (liquid assets & contingent sources)	92,226	91,228	92,775	998	(549)
Total liquidity / uninsured deposits (4)	168 %	168 %	133 %	— %	35.00 %

First Citizens BancShares

(1) Percent change is annualized (where applicable) and is calculated using unrounded numbers.
(2) Operating lease equipment, net includes $8.0 billion of rail assets.
(3) Refer to the Non-GAAP Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures.
(4) Total liquidity for 1Q24, 4Q23 and 1Q23 includes immediately available capacity under the FDIC line of credit as of each period end. For more information, refer to slide 41.

Loans and Leases

($ in millions, period end balances)



$138,288
$51,702
$28,485
$58,101
5.59%
$133,015
$44,130
$29,234
7.08%
$59,651
$133,202
$41,906
$30,261
7.30%
$61,035
$133,302
$39,511
$30,959
7.21%
$62,832
$135,370
$39,846
$31,792
7.15%
$63,732
1Q23
2Q23
3Q23
4Q23
1Q24
General Bank
Yield on loans
Commercial Bank(1)
SVB Commercial

Highlights

1Q24 vs 4Q23

- Total loans increased $2.1 billion or by 6.2% annualized. The increase in loans was driven primarily by a $900 million (5.8% annualized) increase in the General Bank, a $794 million (10.3% annualized) increase in the Commercial Bank, and a $335 million (3.4% annualized) increase in the SVB Commercial segment.
- General Bank growth was driven primarily by business and commercial loans, while Commercial Bank growth reflected strong performance in many of our industry verticals. The increase in the SVB Commercial segment was driven by growth in Global Fund Banking, partially offset by declines in Technology and Healthcare Banking.

1Q24 vs 1Q23

- Total loans decreased $2.9 billion or by 2.1%. The decrease in loans was primarily due to a decrease of $11.9 billion (22.9%) in the SVB Commercial segment driven primarily by paydowns and muted fundraising activity resulting from continued economic headwinds.
- General Bank loans grew by $5.6 billion (9.7%) due primarily to business, commercial and mortgage loans, while Commercial Bank loans grew by $3.3 billion (11.7%) due to growth in industry verticals, Middle Market Banking, Real Estate Finance, and Equipment Finance.

First Citizens BancShares

Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details.
(1) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

23

24 13% 5% 4% 2% 24% 9% 7% 6% 30% Commercial Finance ($17.5) Real Estate Finance ($6.2) Equipment Finance ($5.6) Commercial Services - Factoring ($2.5) Branch Network ($32.8) Other ($12.8) Mortgage ($10.0) Wealth ($8.1) SVB Commercial ($39.8) 26% 24% 19% 19% 10% 2% Commercial mortgage ($35.4) Commercial and industrial ($32.2) Global Fund Banking ($26.5) 1-4 family residential ($25.1) Innovation lending ($13.3) Other ($2.8) Class Segment 1Q24 Loans and Leases Composition ($ in billions, period end balances) Commercial Bank: General Bank: SVB Commercial: Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details. Rail operating lease assets are not included in the loan totals. Totals may not foot due to rounding.

25 $140,050 $141,164 $146,233 $145,854 $149,609 $85,401 $96,617 $103,092 $106,055 $110,333 $54,649 $44,547 $43,141 $39,799 $39,276 1Q23 2Q23 3Q23 4Q23 1Q24 2.35% 2.12% 1.68% 1.24% 2.53% Highlights Interest-bearing Noninterest-bearing Cost of deposits Deposits ($ in millions, period end balances) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 1Q24 vs. 4Q23 • Total deposits increased $3.8 billion (10.4% annualized) driven by a $2.4 billion (14.2% annualized) increase in the General Bank due to strong growth in the branch network and a $2.1 billion (22.9% annualized) increase in the Direct Bank. This was partially offset by a $716 million (8.3% annualized) decline in the SVB Commercial segment due primarily to client cash burn, muted fundraising activity and clients moving funds to off balance sheet products. 1Q24 vs. 1Q23 • Total deposits grew $9.6 billion (6.8%) driven primarily by growth in the Direct Bank of $21.0 billion (111.8%) as we began focusing on this channel to raise deposits, partially offset by a decrease of $11.3 billion (25.0%) in the SVB Commercial segment resulting from client attrition prior to and immediately following the acquisition, client cash burn and muted fundraising activity. Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details.

26 42% 5%2% 23% 27% 1% Branch Network, Wealth & Other ($63.5) Community Association Banking ($7.7) Commercial Bank ($3.0) SVB Commercial ($34.0) Direct Bank ($39.8) Other Corporate ($1.6) Commercial Bank: 46% 26% 16% 12% Money market & savings ($69.1) Noninterest-bearing demand ($39.3) Checking with interest ($24.2) Time deposits ($17.0) General Bank: Corporate: Type Segment 1Q24 Deposit Composition (period end balances, $ in billions, except average account size) Insured vs Uninsured 63% 37% Insured Uninsured Average Account Size and Insured by Segment Total deposits Average size Insured % General Bank $ 71.2 $ 34,907 64 % Commercial Bank 3.0 256,078 17 % SVB Commercial 34.0 454,775 31 % Corporate 41.4 57,156 92 % Total $ 149.6 $ 52,502 63 % SVB Commercial: Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details. Totals may not foot due to rounding.

27 1.94% 2.98% 3.20% 3.37% 3.49% 1.73% 2.56% 3.02% 3.28% 3.45% 1.24% 1.68% 2.12% 2.35% 2.53% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 1Q23 2Q23 3Q23 4Q23 1Q24 0.40% 0.80% 1.20% 1.60% 2.00% 2.40% 2.80% 3.20% 3.60% 4.00% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 Period End Balances Increase (decrease) 1Q24 4Q23 3Q23 2Q23 1Q23 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Total deposits $ 149,609 79.9% $ 145,854 79.5% $ 146,233 79.5% $ 141,164 77.9% $ 140,050 75.2% $ 3,755 $ 9,559 Securities sold under customer repurchase agreements 395 0.2 485 0.3 453 0.2 454 0.3 509 0.3 (90) (114) Purchase money note 35,858 19.2 35,846 19.5 35,833 19.5 35,817 19.8 35,151 18.9 12 707 FHLB borrowings — — — — — — 2,425 1.3 8,500 4.6 — (8,500) Subordinated debt 903 0.5 938 0.5 1,040 0.6 1,043 0.6 1,046 0.6 (35) (143) Senior unsecured borrowings 375 0.2 377 0.2 377 0.2 393 0.2 881 0.5 (2) (506) Other borrowings 9 — 8 — 9 — 7 — 7 — 1 2 Total deposits and borrowed funds $ 187,149 100% $ 183,508 100% $ 183,945 100% $ 181,303 100% $ 186,144 100% $ 3,641 $ 1,005 Funding Mix ($ in millions) Highlights 1Q24 vs 4Q23 • Funding mix remained relatively stable with 79.9% composed of deposits. • The decline in subordinated debt was due to the continued redemption of smaller issuances given excess capital and liquidity positions. • While the cost of deposits increased by 18 basis points, the pace continued to decelerate from previous quarters. Note – Funding mix percentages may not foot due to rounding.

28 $63 $152 $195 $249 $64 Provision for credit losses 1Q23 2Q23 3Q23 4Q23 1Q24 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Adjusted provision for credit losses (1) $157 $176 $177 $103 0.27% 0.47% 0.53% 0.53% 0.31% NCO $ QTD NCO ratio YTD NCO ratio 1Q23 2Q23 3Q23 4Q23 1Q24 $828 $929 $899 $969 $1,074 0.60% 0.70% 0.68% 0.73% 0.79% Nonaccrual loans Nonaccrual loans to total loans 1Q23 2Q23 3Q23 4Q23 1Q24 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,605 $1,637 $1,673 $1,747 $1,737 1.16% 1.23% 1.26% 1.31% 1.28% ALLL ALLL ratio 1Q23 2Q23 3Q23 4Q23 1Q24 0.31%0.27% 0.39% 0.45% 0.47% Please see addition of the YTD NCO totals. Note that we did not move the coverage ratios here as the rollforward slide looked bare without another metric included on that slide. (1) Adjusted provision for credit losses excludes CECL Day 2 charges and provision (benefit) expense for credit losses on available for sale securities. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. $50

29

Allowance for loan and lease losses

($ in millions)


4Q23 to 1Q24
$1,747
$(21)
$(6)
$(5)
$13
$9
$1,737
4Q23
Economic outlook
Portfolio mix
Specific reserves
Loan volume
Credit quality
1Q24


ALLL Coverage
4.4x
2.6x
2.4x
2.5x
4.2x
1.9x
1.8x
1.9x
1.8x
1.6x
1Q23
2Q23
3Q23
4Q23
1Q24
ALLL ratio / NCO ratio
ALLL / Nonaccrual loans

Highlights

1Q24 vs 4Q23

- ALLL decreased $10 million compared to the linked quarter.
- The decrease from the linked quarter was driven primarily by changes in the macroeconomic forecasts, a mix shift to higher credit quality portfolios, and lower specific reserves on individually evaluated loans.
- These factors were partially offset by increased loan volume and mild credit quality deterioration.
- The ALLL covered annualized quarterly net charge-offs 4.2 times, an increase compared to the linked quarter driven by lower quarterly net charge-offs and provided 1.6 times coverage of nonaccrual loans, which was relatively stable compared to the linked quarter.

First Citizens BancShares

30 Loan Portfolios in Focus ($ in billions, as of March 31, 2024) Total Loans $135.4 Total Loans CRE $21.1 CRE Portfolio Composition Balance % of total loans Multi-Family $ 5.3 3.9 % Medical Office 3.4 2.6 General Office 2.8 2.0 Commercial Bank 1.0 0.7 Other 1.8 1.3 Industrial / Warehouse 3.1 2.3 Retail 2.0 1.5 Hotel/Motel 0.8 0.6 Other 3.7 2.7 Total $ 21.1 15.6 % Innovation Portfolio Composition Balance % of total loans Innovation C&I and cash flow dependent $ 9.3 7.0 % Investor dependent - growth stage 2.7 2.0 Investor dependent - early stage 1.3 1.0 Total $ 13.3 10.0 % Innovation $13.3 Note – The definition of CRE in these tables is aligned with supervisory guidance on commercial real estate and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). Please do not review - data is not available. To be provided in subsequent draft Please confirm you agree with changes in the CRE portfolio chart below

31 General Office CRE Portfolio (as of March 31, 2024) CA 22% NC / SC 18% FL 10% AZ 6% VA 6% MA 5% NY 5% WA 4% TX 4% Other 20% Total General Office $2.8 B Geographic Diversification $811 $401 $312 $1,229 2024 2025 2026 2027 and beyond Loan Maturity Schedule ($ in millions) 29% 15% 11% 45% (1) There are approximately $1.0 billion of general office loans in the Commercial Bank which has has experienced recent portfolio stress. The ALLL ratio on this portfolio totaled 11.12%. Top 5 MSAs ($ in millions) Los Angeles $ 376 Phoenix $ 162 New York $ 162 Boston $ 134 San Francisco $ 131 Percent of Total Loans 0.7 % General Office Portfolio Metrics % of total loans 2.0% % of CRE loans 13.0 % Average loan amount $2 MM NCO ratio (1Q24) 2.78 % Delinquencies/Loans 12.00 % NPLs/Loans 15.13 % Criticized loans/Loans 24.52 % ALLL ratio (1) 5.40 % Please do not review. Data not yet provided. To be included in subsequent draft Please do not review - data is not available. To be provided in subsequent draft Option 1 - Standard Slide.

32 SVB Investor Dependent Portfolio (as of March 31, 2024) Portfolio Metrics Early Stage Growth Stage Loan balance $1.3 B $2.7 B % of Innovation loans 9.7% 20.2% % of ID loans 32.4% 67.6 % Avg. loan size $279 K $3.43 MM Median loan size $30 K $763 K NCO ratio (1Q24) 6.11% 1.29% NPLs/Loans 3.96% 1.36 % Criticized loans/Loans 27.60% 17.56 % ALLL ratio 7.71% 4.19 % Client Industry Concentration Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. Historically SVB’s highest risk portfolio which experienced an average ~6% NCO ratio over 2008-2010. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets negatively impacts borrowers’ ability to raise funds and execute exit strategy. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. • SVB credit leadership team remains intact with an average tenure at SVB of ~25 years. 58% 14% 10% 10% 8% Software Life Science - Products Life Science - Services Hardware Energy & Resource Innovation

33

Capital

Risk-based capital ratios


14.86%
13.13%
12.53%
15.84%
14.00%
13.38%
15.64%
13.83%
13.24%
15.75%
13.94%
13.36%
15.66%
14.00%
13.44%
1Q23
2Q23
3Q23
4Q23
1Q24
CET1
Tier 1
Total

CET1	Tier 1	Total
12.37%	12.89%	14.42%

1Q24 Adjusted Risk-based Capital Ratios (excludes impact from the SLA) (1)

Capital ratio rollforward

	Risk-Based Capital			Tier 1
	Total	Tier 1	CET1	Leverage
December 31, 2023	**15.75%**	**13.94%**	**13.36%**	**9.83%**
Net income	0.47%	0.47%	0.47%	0.33%
Change in risk-weighted/average assets	-0.26%	-0.24%	-0.23%	-0.05%
Sub debt phase-out	-0.06%	0.00%	0.00%	0.00%
Shared loss agreement coverage runoff	-0.18%	-0.17%	-0.16%	0.00%
Common dividends	-0.02%	-0.01%	-0.01%	-0.01%
Preferred dividends	-0.01%	-0.01%	-0.01%	-0.01%
Other	-0.03%	0.02%	0.02%	0.02%
March 31, 2024	**15.66%**	**14.00%**	**13.44%**	**10.11%**
Change since December 31, 2023	**-0.09%**	**0.06%**	**0.08%**	**0.28%**

Tier 1 Leverage ratio


16.72%
9.50%
9.73%
9.83%
10.11%
1Q23 (2)
2Q23
3Q23
4Q23
1Q24
Tier 1 Leverage ratio

Tangible book value per share (Non-GAAP)


$1,357.77
$48.98
($6.23)
($1.64)
$1,398.88
4Q23
Retained earnings
AOCI
Common dividends
1Q24

First Citizens BancShares

Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings.

(1) Adjusted capital ratios are Non-GAAP measures. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

(2) The Tier 1 Leverage ratio for 1Q23 only includes the impact of SVB for five days.

Financial Outlook Section III

35 Metric 1Q24 2Q24 - Projected FY24 - Projected Loans and leases - EOP $135.4 billion $134 billion - $136 billion $139 billion - $143 billion Deposits - EOP $149.6 billion $148 billion - $151 billion $152 billion - $156 billion Interest rates One 25 bps cut in June Three interest rate cuts in 2024;, Fed funds ending 2024 at 4.75%; NII below shows range of 0 to 3 cuts (or FFR ‘24 ending between 4.75 – 5.50%) Net interest income $1.8 billion $1.7 billion - $1.8 billion $7.1 billion - $7.3 billion Net charge-off ratio (annualized where applicable) 31 bps 35 - 50 bps 35 - 50 bps Adjusted noninterest income (1) $478 million $430 million - $460 million $1.8 billion - $1.9 billion Adjusted noninterest expense (2) $1.15 billion $1.16 billion - $1.18 billion $4.6 billion - $4.7 billion Effective tax rate 27.2% 27.0% - 28.0% 27.0% - 28.0% Key Earnings Estimate Assumptions PLEASE DO NOT REVIEW Data Unavailable (1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment, realized gains/losses on extinguishment of debt and acquisition accounting gains. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, acquisition-related expenses and amortization of intangibles. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Please do not review - data is not available. To be provided in subsequent draft.

Appendix Section IV

37

BancShares Balance Sheets (unaudited)

($ in millions)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ASSETS					
Cash and due from banks	$ 698	$ 908	$ 791	$ 917	$ 1,598
Interest-earning deposits at banks	30,792	33,609	36,704	37,846	38,522
Securities purchased under agreements to resell	394	473	549	298	—
Investment in marketable equity securities	79	84	75	76	85
Investment securities available for sale	24,915	19,936	16,661	11,894	9,061
Investment securities held to maturity	10,050	9,979	10,082	10,201	10,381
Assets held for sale	86	76	58	117	94
Loans and leases	135,370	133,302	133,202	133,015	138,288
Allowance for loan and lease losses	(1,737)	(1,747)	(1,673)	(1,637)	(1,605)
Loans and leases, net of allowance for loan and lease losses	**133,633**	**131,555**	**131,529**	**131,378**	**136,683**
Operating lease equipment, net	8,811	8,746	8,661	8,531	8,331
Premises and equipment, net	1,906	1,877	1,768	1,782	1,743
Goodwill	346	346	346	346	346
Other intangible assets, net	295	312	329	347	364
Other assets	5,831	5,857	6,212	5,769	7,450
Total assets	**$ 217,836**	**$ 213,758**	**$ 213,765**	**$ 209,502**	**$ 214,658**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 39,276	$ 39,799	$ 43,141	$ 44,547	$ 54,649
Interest-bearing	110,333	106,055	103,092	96,617	85,401
Total deposits	**149,609**	**145,854**	**146,233**	**141,164**	**140,050**
Credit balances of factoring clients	1,152	1,089	1,282	1,067	1,126
Short-term borrowings	395	485	453	454	1,009
Long-term borrowings	37,145	37,169	37,259	39,685	45,085
Total borrowings	37,540	37,654	37,712	40,139	46,094
Other liabilities	7,687	7,906	8,149	7,361	8,172
Total liabilities	**195,988**	**192,503**	**193,376**	**189,731**	**195,442**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	15	15	15	15	15
Additional paid in capital	4,099	4,108	4,106	4,106	4,104
Retained earnings	17,435	16,742	16,267	15,541	14,885
Accumulated other comprehensive (loss) income	(582)	(491)	(880)	(772)	(669)
Total stockholders' equity	**21,848**	**21,255**	**20,389**	**19,771**	**19,216**
Total liabilities and stockholders' equity	**$ 217,836**	**$ 213,758**	**$ 213,765**	**$ 209,502**	**$ 214,658**

First Citizens BancShares

38

BancShares Income Statements (unaudited)

($ in millions)

	1Q24	4Q23	3Q23	2Q23	1Q23
INTEREST INCOME					
Interest and fees on loans	$ 2,354	$ 2,391	$ 2,426	$ 2,353	$ 1,017
Interest on investment securities	282	241	180	120	107
Interest on deposits at banks	448	485	504	480	87
Total interest income	**3,084**	**3,117**	**3,110**	**2,953**	**1,211**
INTEREST EXPENSE					
Deposits	928	865	769	575	288
Borrowings	339	341	351	417	73
Total interest expense	1,267	1,206	1,120	992	361
Net interest income	**1,817**	**1,911**	**1,990**	**1,961**	**850**
Provision for credit losses	64	249	192	151	783
Net interest income after provision for credit losses	**1,753**	**1,662**	**1,798**	**1,810**	**67**
NONINTEREST INCOME					
Rental income on operating lease equipment	255	252	248	238	233
Fee income and other service charges	75	80	71	70	47
Client investment fees	50	51	52	52	2
Wealth management services	51	48	49	51	40
International fees	28	30	30	29	4
Service charges on deposit accounts	44	44	44	44	24
Factoring commissions	17	22	21	20	19
Cardholder services, net	40	36	41	41	21
Merchant services, net	12	12	12	14	10
Insurance commissions	15	14	13	14	13
Realized loss on sale of investment securities available for sale, net	—	—	(12)	—	(14)
Fair value adjustment on marketable equity securities, net	(4)	9	(1)	(10)	(9)
Gain on sale of leasing equipment, net	10	2	10	4	4
Gain on acquisition	—	(83)	12	55	9,824
Loss on extinguishment of debt	(2)	—	—	—	—
Other noninterest income	36	26	25	36	41
Total noninterest income	**627**	**543**	**615**	**658**	**10,259**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	96	96	95	91	89
Maintenance and other operating lease expenses	45	59	51	56	56
Salaries and benefits	744	714	727	775	420
Net occupancy expense	62	65	65	64	50
Equipment expense	114	114	117	133	58
Professional fees	25	28	12	20	11
Third-party processing fees	60	66	54	55	30
FDIC insurance expense	41	82	36	22	18
Marketing expense	14	24	22	41	15
Acquisition-related expenses	58	116	121	205	28
Intangible asset amortization	17	17	17	18	5
Other noninterest expense	100	111	99	92	75
Total noninterest expense	**1,376**	**1,492**	**1,416**	**1,572**	**855**
Income before income taxes	**1,004**	**713**	**997**	**896**	**9,471**
Income tax expense (benefit)	273	199	245	214	(47)
Net income	$ **731**	$ **514**	$ **752**	$ **682**	$ **9,518**
Preferred stock dividends	$ 15	$ 15	$ 15	$ 15	$ 14
Net income available to common stockholders	$ **716**	$ **499**	$ **737**	$ **667**	$ **9,504**

39

Noninterest income

($ in millions)

	1Q24	4Q23	3Q23	2Q23	1Q23	1Q24 Change vs 4Q23 $	1Q24 Change vs 4Q23 %
Rental income on operating lease equipment	$ 255	$ 252	$ 248	$ 238	$ 233	$ 3	0.9 %
Fee income and other service charges	75	80	71	70	47	(5)	(5.0)
Client investment fees	50	51	52	52	2	(1)	(1.9)
Wealth management services	51	48	49	51	40	3	5.2
International fees	28	30	30	29	4	(2)	(4.0)
Service charges on deposit accounts	44	44	44	44	24	—	0.6
Factoring commissions	17	22	21	20	19	(5)	(20.6)
Cardholder services, net	40	36	41	41	21	4	10.0
Merchant services, net	12	12	12	14	10	—	(3.2)
Insurance commissions	15	14	13	14	13	1	8.7
Realized loss on sale of investment securities available for sale, net	—	—	(12)	—	(14)	—	(47.5)
Fair value adjustment on marketable equity securities, net	(4)	9	(1)	(10)	(9)	(13)	(152.1)
Gain on sale of leasing equipment, net	10	2	10	4	4	8	301.5
Gain on acquisition	—	(83)	12	55	9,824	83	(100.0)
Loss on extinguishment of debt	(2)	—	—	—	—	(2)	nm
Other noninterest income	36	26	25	36	41	10	39.8
Total noninterest income - GAAP	**$ 627**	**$ 543**	**$ 615**	**$ 658**	**$ 10,259**	**$ 84**	**15.5 %**
Depreciation on operating lease equipment	$ (96)	$ (96)	$ (95)	$ (91)	$ (89)	$ —	(0.6)%
Maintenance and other operating lease expenses	(45)	(59)	(51)	(56)	(56)	14	24.7
Realized loss on sale of investment securities available for sale, net	—	—	12	—	14	—	—
Fair value adjustment on marketable equity securities, net	4	(9)	1	10	9	13	152.1
Gain on sale of leasing equipment, net	(10)	(2)	(10)	(4)	(4)	(8)	(301.5)
Gain on acquisition	—	83	(12)	(55)	(9,824)	(83)	nm
Loss on extinguishment of debt	2	—	—	—	—	2	nm
Other noninterest income	(4)	(5)	8	—	—	1	(20.0)
Total notable items	**$ (149)**	**$ (88)**	**$ (147)**	**$ (196)**	**$ (9,950)**	**$ (61)**	**69.3 %**
Rental income on operating lease equipment	$ 114	$ 97	$ 102	$ 91	$ 88	$ 17	16.6 %
Fee income and other service charges	75	80	71	70	47	(5)	(5.0)
Client investment fees	50	51	52	52	2	(1)	(1.9)
Wealth management services	51	48	49	51	40	3	5.2
International fees	28	30	30	29	4	(2)	(4.0)
Service charges on deposit accounts	44	44	44	44	24	—	0.6
Factoring commissions	17	22	21	20	19	(5)	(20.6)
Cardholder services, net	40	36	41	41	21	4	10.0
Merchant services, net	12	12	12	14	10	—	(3.2)
Insurance commissions	15	14	13	14	13	1	8.7
Other noninterest income	32	21	33	36	41	11	51.3
Total noninterest income - adjusted (Non-GAAP)	**$ 478**	**$ 455**	**$ 468**	**$ 462**	**$ 309**	**$ 23**	**5.2 %**

First Citizens BancShares

Note – Adjusted noninterest income is Non-GAAP and excludes notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.
nm – not meaningful.

40

Noninterest expense

($ in millions)

	1Q24	4Q23	3Q23	2Q23	1Q23	1Q24 Change vs 4Q23 $	1Q24 Change vs 4Q23 %
Depreciation on operating lease equipment	$ 96	$ 96	$ 95	$ 91	$ 89	$ —	0.6 %
Maintenance and other operating lease expenses	45	59	51	56	56	(14)	(24.7)
Salaries and benefits	744	714	727	775	420	30	4.1
Net occupancy expense	62	65	65	64	50	(3)	(3.6)
Equipment expense	114	114	117	133	58	—	0.3
Professional fees	25	28	12	20	11	(3)	(13.1)
Third-party processing fees	60	66	54	55	30	(6)	(7.9)
FDIC insurance expense	41	82	36	22	18	(41)	(50.3)
Marketing expense	14	24	22	41	15	(10)	(39.4)
Acquisition-related expenses	58	116	121	205	28	(58)	(50.3)
Intangible asset amortization	17	17	17	18	5	—	(0.9)
Other noninterest expense	100	111	99	92	75	(11)	(10.4)
Total noninterest expense - GAAP	**$ 1,376**	**$ 1,492**	**$ 1,416**	**$ 1,572**	**$ 855**	**$ (116)**	**(7.8)%**
Depreciation on operating lease equipment	$ (96)	$ (96)	$ (95)	$ (91)	$ (89)	$ —	(0.6)%
Maintenance and other operating lease expenses	(45)	(59)	(51)	(56)	(56)	14	24.7
Professional fees	(3)	(5)	—	—	—	2	(40.0)
FDIC insurance expense	(9)	(64)	—	—	—	55	(85.9)
Acquisition-related expenses	(58)	(116)	(121)	(205)	(28)	58	50.3
Intangible asset amortization	(17)	(17)	(17)	(18)	(5)	—	0.9
Other noninterest expense	6	—	—	—	—	6	nm
Total notable items	**$ (222)**	**$ (357)**	**$ (284)**	**$ (370)**	**$ (178)**	**$ 135**	**(37.8)%**
Salaries and benefits	$ 744	$ 714	$ 727	$ 775	$ 420	$ 30	4.1 %
Net occupancy expense	62	65	65	64	50	(3)	(3.6)
Equipment expense	114	114	117	133	58	—	0.3
Professional fees	22	23	12	20	11	(1)	(11.0)
Third-party processing fees	60	66	54	55	30	(6)	(7.9)
FDIC insurance expense	32	18	36	22	18	14	75.0
Marketing expense	14	24	22	41	15	(10)	(39.4)
Other noninterest expense	106	111	99	92	75	(5)	(4.9)
Total nontinterest expense - adjusted (Non-GAAP)	**$ 1,154**	**$ 1,135**	**$ 1,132**	**$ 1,202**	**$ 677**	**$ 19**	**1.6 %**

First Citizens BancShares

Note – Adjusted noninterest expense is Non-GAAP and excludes notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.
nm – not meaningful.

41 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX March 31, 2024 December 31, 2023 March 31, 2023 Liquid assets: Available cash $ 30,027 $ 32,693 $ 37,670 High quality liquid securities 29,304 24,591 13,745 Total liquid assets (a) $ 59,331 $ 57,284 $ 51,415 Contingent liquidity: FDIC credit facility (1) $ 12,849 $ 15,107 $ 31,872 FHLB facility 14,432 13,622 4,712 FRB facility 5,514 5,115 4,676 Line of credit 100 100 100 Total contingent sources (b) $ 32,895 $ 33,944 $ 41,360 Total liquidity (a + b) $ 92,226 $ 91,228 $ 92,775 Total uninsured deposits (c) $ 54,847 $ 54,155 $ 69,717 Coverage ratio of liquidity to uninsured deposits (a + b) / c 168% 168% 133 % Coverage ratio of liquidity to uninsured deposits (FDIC max) (a + b) / c (2) 272% 270% 188 % SEC MD&A Liquidity Risk (1) The FDIC credit facility shown for 1Q24, 4Q23 and 1Q23 includes immediately available capacity and is based on the amount of collateral currently pledged at quarter end for each respective period. (2) The FDIC credit facility has a maximum capacity of $70 billion which may be used for liquidity coverage ratios. The maximum is the amount of contingent liquidity available should additional collateral be pledged to secure the facility.

42 (1) 1Q24 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 11,836 34% 4.37% 1.0 Government agency 107 — 5.28 0.3 Commercial mortgage-backed securities 2,361 7 4.11 2.2 Residential mortgage-backed securities 10,110 29 3.46 3.8 Corporate bonds 487 1 6.37 1.2 Municipal bonds 14 — 8.15 0.1 Total AFS portfolio $ 24,915 71% 4.04% 2.2 HTM portfolio U.S. Treasury $ 480 2% 1.39% 3.0 Government agency 1,508 4 1.53 3.2 Commercial mortgage-backed securities 3,469 10 2.50 3.2 Residential mortgage-backed securities 4,293 12 1.89 6.4 Other investments 300 1 1.55 4.7 Total HTM portfolio $ 10,050 29% 2.01% 4.6 Grand total $ 34,965 100% 3.42% 2.8 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

43 Change vs. 1Q24 4Q23 1Q23 4Q23 1Q23 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 132,313 $ 2,354 7.15% $ 131,594 $ 2,391 7.21% $ 73,592 $ 1,017 5.59% $ 719 $ (37) (0.06) % $ 58,721 $ 1,337 1.56 % Investment securities 32,647 279 3.42 28,722 239 3.30 19,416 107 2.21 3,925 40 0.12 13,231 172 1.21 Securities purchased under agreements to resell 244 3 5.40 225 2 5.36 — — — 19 1 0.04 244 3 5.40 Interest-earning deposits at banks 33,383 448 5.39 35,712 485 5.39 7,585 87 4.61 (2,329) (37) — 25,798 361 0.78 Total interest-earning assets (1) $ 198,587 $ 3,084 6.23% $ 196,253 $ 3,117 6.30% $ 100,593 $ 1,211 4.86% $ 2,334 $ (33) -0.07% $ 97,994 $ 1,873 1.37 % Interest-bearing deposits $ 108,064 $ 928 3.45% $ 104,717 $ 865 3.28% $ 67,357 $ 288 1.73% $ 3,347 $ 63 0.17% $ 40,707 $ 640 1.72 % Securities sold under customer repurchase agreements 431 1 0.47 455 1 0.44 455 — 0.30 (24) — 0.03 (24) 1 0.17 Other short-term borrowings — — — — — — 328 4 4.67 — — — (328) (4) (4.67) Long-term borrowings 37,146 338 3.64 37,260 340 3.65 7,193 69 3.84 (114) (2) (0.01) 29,953 269 (0.20) Total borrowings $ 37,577 $ 339 3.60% $ 37,715 $ 341 3.61% $ 7,976 $ 73 3.67% $ (138) $ (2) (0.01) % $ 29,601 $ 266 (0.07) % Total interest-bearing liabilities $ 145,641 $ 1,267 3.49% $ 142,432 $ 1,206 3.37% $ 75,333 $ 361 1.94% $ 3,209 $ 61 0.12% $ 70,308 $ 906 1.55 % Net interest income $ 1,817 $ 1,911 $ 850 $ (94) $ 967 Net interest spread (1) 2.74% 2.93% 2.92% (0.19) % (0.18) % Net interest margin (1) 3.67% 3.86% 3.41% (0.19) % 0.26 % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) YTD not disclosed Q1 (1) The balance and rate presented is calculated net of average credit balances and deposits of factoring clients.

44 Highlights • The Commercial Bank segment achieved strong loan growth, 10.3% annualized over the linked quarter, largely driven by strong origination volume in Commercial Finance. • Commercial Services (factoring) volume totaled $5.4 billion which represents a decrease over the linked quarter due to seasonality and a decrease compared to the prior year quarter as clients are being conservative with inventory levels as consumer spend on travel and services continue to outweigh spend on discretionary goods. • Segment net interest income was relatively flat compared to the linked quarter as lower loan yields and higher borrowing costs offset loan growth. • Provision for credit losses decreased by $150 million from the linked quarter driven by a release in specific reserves and provision for unfunded commitments and lower net charge-offs primarily in Energy, Equipment Finance and Middle Market Banking. Increase (decrease) 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Income Statement 1Q24 4Q23 1Q23 $ % $ % Net interest income $ 270 $ 271 $ 238 $ (1) — % $ 32 13 % Noninterest income 136 139 143 (3) (2) (7) (5) Net revenue 406 410 381 (4) (1) 25 7 Noninterest expense 228 208 210 20 10 18 9 Pre-provision net revenue (1) 178 202 171 (24) (12) 7 4 Provision for credit losses 14 164 53 (150) (92) (39) (74) Segment income before income taxes 164 38 118 126 327 46 39 Income tax expense 42 14 30 28 193 12 39 Segment net income $ 122 $ 24 $ 88 $ 98 405% $ 34 40 % Period-end Balance Sheet Loans and leases $ 31,730 $ 30,936 $ 28,405 $ 794 10% $ 3,325 12 % Deposits 3,023 3,228 3,042 (205) (25) (19) (1) Other Key Metrics Factoring volume $ 5,353 $ 6,169 $ 5,671 $ (816) (13) % $ (318) (6) % Commercial Bank Segment ($ in millions) Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details. (1) PPNR is a Non-GAAP measure. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft

45 General Bank Segment ($ in millions) Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details. (1) PPNR is a Non-GAAP measure. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Increase (decrease) 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Income Statement 1Q24 4Q23 1Q23 $ % $ % Net interest income $ 691 $ 692 $ 549 $ (1) — % $ 142 26 % Noninterest income 145 137 118 8 6 27 23 Net revenue 836 829 667 7 1 169 25 Noninterest expense 520 490 398 30 6 122 31 Pre-provision net revenue (1) 316 339 269 (23) (7) 47 17 Provision for credit losses 28 37 10 (9) (27) 18 172 Segment income before income taxes 288 302 259 (14) (4) 29 11 Income tax expense 78 97 60 (19) (19) 18 32 Segment net income $ 210 $ 205 $ 199 $ 5 3% $ 11 5 % Period-end Balance Sheet Loans and leases $ 63,732 $ 62,832 $ 58,101 $ 900 6% $ 5,631 10 % Deposits 71,150 68,729 71,117 2,421 14 33 — Other Key Metrics Number of branches 546 551 567 (5) (1) % (21) (4) % Wealth management assets under management ($B) $ 53.4 $ 49.3 $ 50.9 $ 4 8 $ 2.5 5 Card volume 4,451 4,138 3,943 313 8 508 13 Merchant volume 1,728 1,685 1,720 43 3 8 — Highlights • The General Bank segment achieved 5.8% annualized loan growth over the linked quarter, driven primarily by business/commercial loan production. • Deposits increased by $2.4 billion compared to the linked quarter driven by growth in the branch network. • Segment net interest income was relatively flat compared to the linked quarter as increased interest expense from deposit growth offset loan growth. • Provision for credit losses decreased $9 million from the linked quarter from lower reserves while the net charge-off ratio was flat to the linked quarter. Overall credit quality remains strong and there are no material stresses on the portfolio. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft

46 SVB Commercial Segment ($ in millions) Note – Silicon Valley Banking Segment results reflect a full quarter for the 2Q23 reporting period, and only 5 days of financial results for the 1Q23 reporting period, following the 3/27/23 acquisition date. Additionally, there is no provision expense in 1Q23 as this was recorded as part of purchase accounting. Reinstate note during 1Q24 when 1Q23 is shown again Note – Segments were adjusted in 1Q24. Refer to the Important Notices for additional details. SVB Commercial segment results do not include the accretion impact of SVB loans or the impact of interest bearing cash and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). (1) 1Q23 reflects only 5 days of financial results for the 1Q23 reporting period, following the March 27, 2023 acquisition date. Additionally, there is no provision expense in 1Q23 as the Day 2 provisions for loan and lease losses and off-balance sheet credit exposure were recorded to Corporate. (2) PPNR is a Non-GAAP measure. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Highlights • SVB Commercial segment loans increased $335 million, or 3.4% annualized, compared to the linked quarter driven primarily by growth in outstandings in the Global Fund Banking portfolio late in the quarter, partially offset by paydowns exceeding new originations in Innovation Lending. • Deposit balances declined by $716 million from the linked quarter driven by client cash burn, muted fundraising activity and clients moving funds to off balance sheet products. • Noninterest income increased $2 million from the linked quarter driven by higher syndication and card fees partially offset by lower client investment fees from a mix shift to lower yielding off balance sheet products. • Provision for credit losses decreased by $26 million from the linked quarter driven by lower net charge-offs from early-stage clients. Increase (decrease) 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Income Statement 1Q24 4Q23 1Q23 $ % $ % Net interest income $ 546 $ 519 $ 37 $ 27 5% $ 509 nm Noninterest income 137 135 9 2 2 128 nm Net revenue 683 654 46 29 4 637 nm Noninterest expense 384 384 23 — — 361 nm Pre-provision net revenue (2) 299 270 23 29 11 276 nm Provision for credit losses 22 48 — (26) (53) 22 nm Segment income before income taxes 277 222 23 55 25 254 nm Income tax expense 75 48 5 27 57 70 nm Segment net income $ 202 $ 174 $ 18 $ 28 16% $ 184 nm Period-end Balance Sheet Loans and leases $ 39,846 $ 39,511 $ 51,702 $ 335 3% $ (11,856) (23) % Deposits 34,014 34,730 45,328 (716) (8) (11,314) (25) Other Key Metrics Off balance sheet client funds $ 59,010 $ 58,111 $ 84,215 $ 899 2% $ (25,205) (30) % Card volume 1,232 1,277 98 (45.0) (4) 1,134 nm Merchant volume 1,715 1,888 66 (173) (9) 1,649 nm Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft (1) (1)

47 Rail Segment ($ in millions) (1) Adjusted rental income on operating lease equipment is Non-GAAP. Refer to the Non-GAAP Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures. (2) Railcars and locomotives number is rounded. Highlights • The fleet is effectively fully utilized, with utilization rising to 99.1% compared to 98.7% in the linked quarter, the highest utilization since 2Q15. • Favorable renewal repricing trends continued for the 10th consecutive quarter, up 25% over the expiring rate for the quarter with gains in both freight cars (+34%) and tank cars (+21%). • Adjusted rental income on operating lease equipment increased $16 million from the linked quarter from lower maintenance spend as we had pulled forward updates to the fleet in the linked quarter and increased $29 million from the prior year quarter from top-line revenue growth and lower maintenance expense. • Short-term outlook continues to be positive for maintaining strong utilization and re-pricing for the first half of 2024. Further improvement in conditions will be limited though as velocity improves and/or economic softness seeps into the rail commodity markets. • The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle. Increase (decrease) 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Income Statement 1Q24 4Q23 1Q23 $ % $ % Rental income on operating leases $ 198 $ 195 $ 176 $ 3 2% $ 22 13 % Less: depreciation on operating lease equipment 50 49 46 1 1 4 7 Less: maintenance and other operating lease expenses 45 59 56 (14) (25) (11) (20) Adjusted rental income on operating lease equipment (1) 103 87 74 16 20 29 40 Interest expense, net 43 42 28 1 4 15 56 Noninterest income 4 2 1 2 126 3 391 Noninterest expense 20 16 18 4 31 2 14 Segment income before income taxes 44 31 29 13 41 15 52 Income tax expense 11 9 7 2 28 4 59 Segment net income $ 33 $ 22 $ 22 $ 11 47% $ 11 49 % Period-end Balance Sheet Operating lease equipment, net $ 8,048 $ 7,966 $ 7,612 $ 82 4% $ 436 6 % Other Key Metrics Railcars and locomotives (2) 122,900 122,200 119,700 700 1% 3,200 3 % Utilization 99.1% 98.7% 97.9 % nm 0.4 nm 1.2 Average age of cars in years 15 15 15 — — — — Renewal rate to previous rate 125% 133% 137 % nm (6.0) nm (8.8) Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft

48 Highlights • During the first quarter of 2024, we updated how we report segment financials to better align with how certain businesses are currently managed. Corporate now includes our Direct Bank and all other items that are not allocated to the banking and rail segments including certain purchase accounting items. • Net interest income decreased $118 million compared to the linked quarter driven primarily by lower purchase accounting accretion, higher interest expense on deposits from increased balances in the Direct Bank, partially offset by increased interest income from higher investment securities. • Noninterest expense decreased $157 million compared to the linked quarter from lower acquisition-related expenses and lower FDIC special assessment fees. • Investment securities increased $5.0 billion from the linked quarter as we continue to shift balances from cash into short-duration investment securities. • Direct Bank deposits increased by $2.1 billion compared to the linked quarter from growth in deposits from existing customers and new customer acquisition. Corporate ($ in millions) Note - Segments were adjusted in 1Q24. Refer to the Important Notices for additional details. (1) PPNR is a Non-GAAP measure. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Increase (decrease) 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Income Statement 1Q24 4Q23 1Q23 $ % $ % Net interest income $ 353 $ 471 $ 54 $ (118) (25) % $ 299 549 % Noninterest income 7 (65) 9,812 72 (110) (9,805) (100) Net revenue 360 406 9,866 (46) (11) (9,506) (96) Noninterest expense 129 286 104 (157) (55) 25 23 Pre-provision net revenue (1) 231 120 9,762 111 93 (9,531) (98) Provision for credit losses — — 720 — nm (720) nm Segment income before income taxes 231 120 9,042 111 92 (8,811) (97) Income tax expense (benefit) 67 31 (149) 36 112 216 (145) Segment net income $ 164 $ 89 $ 9,191 $ 75 84% $ (9,027) (98) % Period-end Balance Sheet Investment securities $ 35,044 $ 29,999 $ 19,527 $ 5,045 17% $ 15,517 79 % Direct Bank deposits 39,814 37,666 18,800 2,148 6 21,014 112 Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft

49 March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Loans and leases (including off balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (2,173) $ (2,378) $ (2,731) $ (2,944) $ (137) Additions - Acquisition of SVB — — — (61) (3,026) PCD “gross up” — — — 21 200 Other 5 7 78 11 2 Accretion 163 198 275 242 17 Ending balance $ (2,005) $ (2,173) $ (2,378) $ (2,731) $ (2,944) Core deposits and other intangibles Beginning balance $ 312 $ 329 $ 347 $ 365 $ 140 Additions - Acquisition of SVB — — — — 230 Amortization (17) (17) (18) (18) (5) Ending balance $ 295 $ 312 $ 329 $ 347 $ 365 Deposits (2) Beginning balance - unamortized fair value mark $ (11) $ (16) $ (22) $ (28) $ (35) Amortization 4 5 6 6 7 Ending balance $ (7) $ (11) $ (16) $ (22) $ (28) Borrowings (2) Beginning balance - unamortized fair value mark $ 161 $ 169 $ 181 $ 139 $ (86) Additions - Acquisition of SVB — — — 44 219 Amortization (8) (8) (12) (2) 6 Other (2) — — — — Ending balance $ 151 $ 161 $ 169 $ 181 $ 139 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

51 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (141) $ (155) $ (145) Realized gain on sale of investment securities available for sale, net — — 14 Fair value adjustment on marketable equity securities, net 4 (9) 9 Gain on sale of leasing equipment, net (10) (2) (4) Gain on acquisition — 83 (9,824) Gain on extinguishment of debt 2 — — Other noninterest income(3) (4) (5) — Impact on adjusted noninterest income $ (149) $ (88) $ (9,950) Depreciation on operating lease equipment (2) $ (96) $ (96) $ (89) Maintenance and other operating lease expenses (2) (45) (59) (56) Salaries and benefits — — — Acquisition-related expenses (58) (116) (28) Intangible asset amortization (17) (17) (5) Other noninterest expense (4) 6 — — Impact on adjusted noninterest expense $ (222) $ (357) $ (178) CECL Day 2 provision and reserve for unfunded commitments — (716) (720) Provision for credit losses- investment securities available for sale — (4) — Provision for credit losses - total adjustments $ — $ — $ (720) Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 20 90 160 Impact on adjusted net income $ 53 $ 179 $ (9,212) Impact on adjusted diluted EPS $ 3.66 $ 12.25 -633.55 Notable Items (1) ($ in millions, except per share data) 1Q24 4Q23 1Q23 Rental income on operating lease equipment (2) $ (141) $ (155) $ (145) Realized loss on sale of investment securities available for sale, net — — 14 Fair value adjustment on marketable equity securities, net 4 (9) 9 Gain on sale of leasing equipment, net (10) (2) (4) Gain on acquisition, net of tax — 83 (9,824) Loss on extinguishment of debt 2 — — Other noninterest income (3) (4) (5) — Impact of notable items on adjusted noninterest income $ (149) $ (88) $ (9,950) Depreciation on operating lease equipment (2) $ (96) $ (96) $ (89) Maintenance and other operating lease expenses (2) (45) (59) (56) Professional fees (4) (3) (5) — FDIC insurance special assessment (9) (64) — Acquisition-related expenses (58) (116) (28) Intangible asset amortization (17) (17) (5) Other noninterest expense (5) 6 — — Impact of notable items on adjusted noninterest expense $ (222) $ (357) $ (178) Day 2 provisions for loan and lease losses and off-balance sheet credit exposure $ — $ — $ (716) Benefit for credit losses on investment securities AFS $ — $ — $ (4) Impact of notable items on adjusted provision for credit losses $ — $ — $ (720) Impact of notable items on adjusted pre-tax income $ 73 $ 269 $ (9,052) Income tax impact (6) 20 90 160 Impact of notable items on adjusted net income $ 53 $ 179 $ (9,212) Impact of notable items on adjusted diluted EPS $ 3.66 $ 12.25 $ (633.55) (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (Non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (Non-GAAP) to analyze BancShares’ performance. Refer to subsequent pages of this presentation for a reconciliation of Non- GAAP measures to the most directly comparable GAAP measure. (2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. (3) Notable items included in other noninterest income consist of a gain from a litigation settlement in 1Q24 and a gain on sale of insurance accounts in 4Q23. (4) Professional fees related to other integration activities. (5) Litigation reserve release in 1Q24. (6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

52

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			1Q24	4Q23	1Q23
Net income and EPS					
Net income (GAAP)	a	$	731	514	9,518
Preferred stock dividends			15	15	14
Net income available to common stockholders (GAAP)	b		716	499	9,504
Total notable items, after income tax	c		53	179	(9,212)
Adjusted net income (non-GAAP)	d = (a+c)		784	693	306
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	769	678	292
Weighted average common shares outstanding					
Basic	f		14,533,302	14,528,447	14,526,693
Diluted	g		14,536,442	14,539,838	14,539,709
EPS (GAAP)					
Basic	b/f	$	49.27	34.36	654.22
Diluted	b/g		49.26	34.33	653.64
Adjusted EPS (non-GAAP)					
Basic	e/f	$	52.94	46.62	20.11
Diluted	e/g		52.92	46.58	20.09
Noninterest income and expense					
Noninterest income	h	$	627	543	10,259
Impact of notable items, before income tax			(149)	(88)	(9,950)
Adjusted noninterest income (non-GAAP)	i	$	478	455	309
Noninterest expense	j	$	1,376	1,492	855
Impact of notable items, before income tax			(222)	(357)	(178)
Adjusted noninterest expense (non-GAAP)	k	$	1,154	1,135	677
Provision for credit losses		$	64	249	783
Less: day 2 provision for loan and lease losses and off-balance sheet exposure			—	—	716
Less: provision for credit losses on investment securities available for sale			—	—	4
Adjusted provision for credit losses (non-GAAP)		$	64	249	63

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

53 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q24 4Q23 1Q23 PPNR Net income (GAAP) a $ 731 514 9,518 Plus: provision for credit losses 64 249 783 Plus: income tax expense 273 199 (47) PPNR (non-GAAP) l $ 1,068 962 10,254 Impact of notable items (1) 73 269 (9,772) Adjusted PPNR (non-GAAP) m $ 1,141 1,231 482 ROA Net income (GAAP) a $ 731 514 9,518 Annualized net income n = a annualized 2,942 2,041 38,602 Adjusted net income (non-GAAP) d 784 693 306 Annualized adjusted net income p = d annualized 3,156 2,748 1,244 Average assets o 216,081 214,612 116,164 ROA n/o 1.36% 0.95% 33.23 % Adjusted ROA (non-GAAP) p/o 1.46 1.28 1.07 PPNR ROA PPNR (non-GAAP) l $ 1,068 962 10,254 Annualized PPNR q = l annualized 4,296 3,818 41,586 Adjusted PPNR (non-GAAP) m 1,141 1,231 482 Annualized adjusted PPNR r = m annualized 4,589 4,882 1,954 PPNR ROA q/o 1.99% 1.78% 35.80 % Adjusted PPNR ROA (non-GAAP) r/o 2.12 2.27 1.69 (1) Excludes the notable items for the provision for credit losses and income taxes as these items are excluded from PPNR as presented in the table above. Note: Certain items above do not precisely recalculate as presented due to rounding.

54

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			1Q24	4Q23	1Q23
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	2,880	1,980	38,543
Annualized adjusted net income available to common stockholders	t = e annualized	$	3,094	2,687	1,185
Average stockholders' equity (GAAP)		$	21,498	20,740	11,369
Less: average preferred stock			881	881	881
Average common stockholders' equity (non-GAAP)	u	$	20,617	19,859	10,488
Less: average goodwill			346	346	346
Less: average other intangible assets			304	322	175
Average tangible common equity (non-GAAP)	v	$	19,967	19,191	9,967
ROE	s/u		13.97 %	9.97 %	367.47 %
Adjusted ROE (non-GAAP)	t/u		15.01	13.53	11.30
ROTCE	s/v		14.42	10.32	386.69
Adjusted ROTCE (non-GAAP)	t/v		15.50	14.00	11.89
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	21,848	21,255	19,216
Less: preferred stock			881	881	881
Common equity (non-GAAP)	x	$	20,967	20,374	18,335
Less: goodwill			346	346	346
Less: other intangible assets			295	312	364
Tangible common equity (non-GAAP)	y	$	20,326	19,716	17,625
Total assets (GAAP)	z		217,836	213,758	214,658
Tangible assets (non-GAAP)	aa		217,195	213,100	213,948
Total equity to total assets	w/z		10.03 %	9.94 %	8.95 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		9.36	9.25	8.24

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

55

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations		1Q24	4Q23	1Q23
Book value and tangible book value per common share				
Common shares outstanding at period end	bb	14,529,735	14,520,118	14,519,993
Book value per share	x/bb	$ 1,443.03	1,403.12	1,262.76
Tangible book value per share (non-GAAP)	y/bb	1,398.88	1,357.77	1,213.82
Efficiency ratio				
Net interest income	cc	$ 1,817	1,911	850
Efficiency ratio (GAAP)	j / (h + cc)	56.30 %	60.80 %	7.70 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)	50.29 %	48.00 %	58.39 %
Rental income on operating lease equipment				
Rental income on operating lease equipment		$ 255	252	233
Less: depreciation on operating lease equipment		96	96	89
Less: maintenance and other operating lease expenses		45	59	56
Adjusted rental income on operating lease equipment (non-GAAP)		$ 114	97	88
Rental income on operating lease equipment: Rail segment				
Rental income on operating lease equipment		$ 198	195	176
Less: depreciation on operating lease equipment		50	49	46
Less: maintenance and other operating lease expenses		45	59	56
Adjusted rental income on operating lease equipment (non-GAAP)		$ 103	87	74
Income tax expense				
Income tax expense		$ 273	199	(47)
Impact of notable items		20	90	160
Adjusted income tax expense (non-GAAP)		$ 293	289	113

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

56 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q24 4Q23 1Q23 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 122 24 88 Plus: provision for credit losses 14 164 53 Plus: income tax expense 42 14 30 PPNR (non-GAAP) $ 178 202 171 PPNR: General Bank Segment Segment net income (GAAP) $ 210 205 199 Plus: provision for credit losses 28 37 10 Plus: income tax expense 78 97 60 PPNR (non-GAAP) $ 316 339 269 PPNR: SVB Commercial Segment Segment net income (GAAP) $ 202 174 18 Plus: provision for credit losses 22 48 — Plus: income tax expense 75 48 5 PPNR (non-GAAP) $ 299 270 23 PPNR: Corporate Segment Segment net income (GAAP) $ 164 89 9,191 Plus: provision for credit losses — — 720 Plus: income tax expense (benefit) 67 31 (149) PPNR (non-GAAP) $ 231 120 9,762 Total Risk Based Capital Ratio Total risk based capital ratio (GAAP) 15.66 % Less: impact of FDIC Shared Loss Agreement 1.24 Adjusted total risk based capital ratio (non-GAAP) 14.42 % CET1 Capital Ratio CET1 capital ratio (GAAP) 13.44 % Less: impact of FDIC Shared Loss Agreement 1.07 Adjusted CET1 capital ratio (non-GAAP) 12.37 % Tier 1 Capital Ratio Tier 1 capital ratio (GAAP) 14.00 % Less: impact of FDIC Shared Loss Agreement 1.11 Adjusted Tier 1 capital ratio (non-GAAP) 12.89%